Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

In June 2014, PPL Corporation (PPL) and PPL Energy Supply, LLC (PPL Energy Supply) executed definitive agreements with affiliates of Riverstone Holdings LLC (Riverstone) to combine their competitive power generation businesses into a new, stand-alone, publicly traded company named Talen Energy Corporation (Talen Energy). Under the terms of the agreements, at closing, PPL will spin off to PPL shareowners a newly formed entity, Talen Energy Holdings, Inc. (Holdco), which at such time will own all of the membership interests of PPL Energy Supply and all of the common stock of Talen Energy. Immediately following the spinoff, Holdco will merge with a special purpose subsidiary of Talen Energy, with Holdco continuing as the surviving company to the merger and as a wholly owned subsidiary of Talen Energy and the sole owner of PPL Energy Supply. Substantially contemporaneous with the spinoff and merger, RJS Generation Holdings LLC, a limited liability company controlled by Riverstone, will be contributed by its owners to become a subsidiary of Talen Energy. Following completion of these transactions, PPL shareowners will own 65% of Talen Energy and affiliates of Riverstone will own 35%. PPL will have no continuing ownership interest in, control of, or affiliation with Talen Energy and PPL’s shareowners will receive a number of Talen Energy shares at closing based on the number of PPL shares owned as of the spinoff record date. The spinoff will have no effect on the number of PPL common shares owned by PPL shareowners or the number of shares of PPL common stock outstanding. The transaction is intended to be tax-free to PPL and its shareowners for U.S. federal income tax purposes and is subject to customary closing conditions, including receipt of certain regulatory approvals.

The transaction is expected to close in the second quarter of 2015. As of the closing date, for PPL’s historical consolidated financial statements, the transaction will be treated as a spinoff of PPL Energy Supply by PPL with PPL Energy Supply’s assets and liabilities and results of operations being classified as discontinued operations. PPL Energy Supply substantially represents PPL’s Supply segment and, upon completion of the anticipated spinoff, PPL will no longer have a Supply segment.

The Unaudited Pro Forma Condensed Consolidated Financial Information (the “pro forma financial information”) has been derived from the historical consolidated financial statements of PPL and PPL Energy Supply included in their 2014 Annual Reports on Form 10-K (the “historical financial statements”).

The Unaudited Pro Forma Condensed Consolidated Statements of Income (the “pro forma statements of income”) for the years ended December 31, 2014, 2013 and 2012 give effect to the spinoff of PPL Energy Supply as if it was completed on January 1, 2014. The Unaudited Pro Forma Condensed Consolidated Balance Sheet (the “pro forma balance sheet”) as of December 31, 2014 gives effect to the spinoff of PPL Energy Supply as if it was completed on December 31, 2014. The historical financial statements have been adjusted in the pro forma financial information to give effect to pro forma events that are: (i) directly attributable to the spinoff; (ii) factually supportable; and (iii) with respect to the 2014 statement of income, expected to have a continuing impact on results. The pro forma statements of income for the years ended December 31, 2013 and 2012 have been presented excluding the operating results of PPL Energy Supply, which have been reclassified as discontinued operations under Accounting Standards Codification (ASC) 205-20. The pro forma financial information: (a) excludes the results of operations of PPL Energy Supply, including, for the periods 2013 and 2012, interest allocated by PPL to its Supply segment, from the pro forma statements of income; (b) excludes the assets and liabilities of PPL Energy Supply, including goodwill allocated by PPL to its Supply segment, from the pro forma balance sheets; (c) adjusts for certain assets and liabilities that either are being reallocated between PPL and PPL Energy Supply or that are required to be settled as required by the spinoff related agreements; (d) includes adjustments to certain revenue and expenses associated with affiliated transactions, previously eliminated in PPL’s consolidated statements of income, that will no longer be eliminated after the spinoff; (e) excludes certain expenses recorded by PPL in 2014 for third party transaction costs and adjustments to valuation allowances on deferred tax assets directly attributable to the spinoff, and (f) includes adjustments to allocate income tax expense between continuing and discontinued operations.

The As Reported column in the pro forma balance sheets and in the pro forma statements of income reflect PPL’s historical financial statements for the periods presented and does not reflect any adjustments related to the spinoff and related events.

Assumptions and estimates underlying the Pro Forma Adjustments column are described in the accompanying notes.

The pro forma financial information has been presented for illustrative purposes only and is not necessarily indicative of the results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of PPL.

The following pro forma financial information should be read in conjunction with:

•	the accompanying notes to the pro forma financial information; and

•	the audited consolidated financial statements of PPL and PPL Energy Supply which were included in PPL’s and PPL Energy Supply’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2015.

Pro Forma Condensed Consolidated Balance Sheet

(Unaudited)

(Millions of dollars)

	December 31, 2014
	PPL As Reported	Pro Forma Adjustments (Note 2)(a)		PPL Pro Forma
Current Assets
Cash and cash equivalents	$1,751	$(352)		$1,399
Short-term investments	120			120
Restricted cash and cash equivalents	180	(176)		4
Accounts receivable	1,094	(232	)(b)	862
Unbilled revenues	735	(218)		517
Fuel, materials and supplies	836	(455)		381
Prepayments	87	(12	)(b)	75
Deferred income taxes	129	(12	)(b)	117
Price risk management assets	1,158	(1,079)		79
Regulatory assets	37			37
Other current assets	32	(18	)(b)	14

Total Current Assets	6,159	(2,554)		3,605
Investments
Nuclear plant decommissioning trust funds	950	(950)
Other investments	35	(30)		5

Total Investments	985	(980)		5

Property, Plant and Equipment, net
Property, plant and equipment	46,362	(12,685	)(b)	33,677
Less accumulated depreciation	11,765	(6,242)		5,523

Property, plant and equipment, net	34,597	(6,443)		28,154

Other Noncurrent Assets
Regulatory assets	1,562			1,562
Goodwill	4,005	(338)		3,667
Other intangibles	925	(257)		668
Price risk management assets	319	(239)		80
Other noncurrent assets	312	(75)		237

Total Other Noncurrent Assets	7,123	(909)		6,214

Total Assets	$48,864	$(10,886)		$37,978

See accompanying Unaudited Notes to Pro Forma Condensed Consolidated Financial Information.

Pro Forma Condensed Consolidated Balance Sheet

(Unaudited)

(Millions of dollars)

	December 31, 2014
	PPL As Reported	Pro Forma Adjustments (Note 2)(a)		PPL Pro Forma

Liabilities and Equity
Current Liabilities
Short-term debt	$1,466	$(630)		$836
Long-term debt due within one year	1,535	(535)		1,000
Accounts payable	1,356	(361)		995
Taxes	230	(22	)(b)	208
Interest	314	(16)		298
Dividends	249			249
Price risk management liabilities	1,126	(1,024)		102
Regulatory liabilities	91			91
Other current liabilities	1,076	(136	)(b)	940

Total Current Liabilities	7,443	(2,724)		4,719

Long-term Debt	18,856	(1,683)		17,173

Deferred Credits and Other Noncurrent Liabilities
Deferred income taxes	4,450	(1,237	)(b)	3,213
Investment tax credits	159	(27)		132
Price risk management liabilities	252	(193)		59
Accrued pension obligations	1,756	(348	)(b)	1,408
Asset retirement obligations	739	(415)		324
Regulatory liabilities	992			992
Other deferred credits and noncurrent liabilities	589	(88	)(b)	501

Total Deferred Credits and Other Noncurrent Liabilities	8,937	(2,308)		6,629

Commitments and Contingent Liabilities
Equity	13,628	(4,171	)(b)	9,457

Total Liabilities and Equity	$48,864	$(10,886)		$37,978

See accompanying Unaudited Notes to Pro Forma Condensed Consolidated Financial Information.

Pro Forma Condensed Consolidated Statement of Income

(Unaudited)

(Millions of dollars, except share data)

	For the Year Ended December 31, 2014
	PPL As Reported	Pro Forma Adjustments (Note 2)(c)		PPL Pro Forma
Operating Revenues
Utility	$7,782	$3	(d)	$7,785
Unregulated wholesale energy	1,808	(1,808)
Unregulated retail energy	1,239	(1,239)
Energy-related businesses	670	(600)		70

Total Operating Revenues	11,499	(3,644)		7,855

Operating Expenses
Operation
Fuel	2,161	(1,196)		965
Energy purchases	1,041	(122	)(d)	919
Other operation and maintenance	2,803	(1,001	)(d)	1,802
Depreciation	1,220	(297)		923
Taxes, other than income	374	(57)		317
Energy-related businesses	628	(572)		56

Total Operating Expenses	8,227	(3,245)		4,982

Operating Income	3,272	(399)		2,873
Other Income (Expense)-net	118	(13	)(e)	105
Other-Than-Temporary Impairments	2			2
Interest Expense	1,024	(124)		900

Income from Continuing Operations Before Income Taxes	2,364	(288	)(d)(e)(f)	2,076
Income Taxes	781	(164)		617

Income from Continuing Operations After Income Taxes Attributable to PPL Shareowners	$1,583	$(124)		$1,459

Pro Forma Earnings Per Share of Common Stock:
Income from Continuing Operations After Income Taxes Available to PPL Common Shareowners:
Basic	$2.41			$2.22
Diluted	$2.38			$2.19

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	653,504			653,504
Diluted	665,973			665,973

See accompanying Unaudited Notes to Pro Forma Condensed Consolidated Financial Information.

Pro Forma Condensed Consolidated Statement of Income

(Unaudited)

(Millions of dollars, except share data)

	For the Year Ended December 31, 2013
	PPL As Reported	Pro Forma Adjustments (Note 2)(c)		PPL Pro Forma
Operating Revenues
Utility	$7,201	$3	(d)	$7,204
Unregulated wholesale energy	2,909	(2,909)
Unregulated retail energy	1,023	(1,023)
Energy-related businesses	588	(520)		68

Total Operating Revenues	11,721	(4,449)		7,272

Operating Expenses
Operation
Fuel	1,944	(1,049)		895
Energy purchases	1,967	(1,117	)(d)	850
Other operation and maintenance	2,779	(1,018	)(d)	1,761
Loss on lease termination	697	(697)
Depreciation	1,142	(299)		843
Taxes, other than income	351	(53)		298
Energy-related businesses	563	(511)		52

Total Operating Expenses	9,443	(4,744)		4,699

Operating Income	2,278	295		2,573
Other Income (Expense)-net	(23)	(34)		(57)
Other-Than-Temporary Impairments	1			1
Interest Expense	994	(216	)(g)	778

Income from Continuing Operations Before Income Taxes	1,260	477		1,737
Income Taxes	163	199	(d)(f)(g)	362

Income from Continuing Operations After Income Taxes	1,097	278		1,375
Income from Continuing Operations After Income Taxes Attributable to Noncontrolling Interests	1	(1)

Income from Continuing Operations After Income Taxes Attributable to PPL Shareowners	$1,096	$279		$1,375

Pro Forma Earnings Per Share:
Income from Continuing Operations After Income Taxes Available to PPL Common Shareowners:
Basic	$1.79			$2.25
Diluted	$1.71			$2.13

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	608,983			608,983
Diluted	663,073			663,073

See accompanying Unaudited Notes to Pro Forma Condensed Consolidated Financial Information.

Pro Forma Condensed Consolidated Statement of Income

(Unaudited)

(Millions of dollars, except share data)

	For the Year Ended December 31, 2012
	PPL As Reported	Pro Forma Adjustments (Note 2)(c)		PPL Pro Forma
Operating Revenues
Utility	$6,808	$3	(d)	$6,811
Unregulated wholesale energy	3,976	(3,976)
Unregulated retail energy	840	(840)
Energy-related businesses	508	(447)		61

Total Operating Revenues	12,132	(5,260)		6,872

Operating Expenses
Operation
Fuel	1,837	(965)		872
Energy purchases	2,555	(1,740	)(d)	815
Other operation and maintenance	2,791	(1,010	)(d)(f)	1,781
Depreciation	1,087	(272)		815
Taxes, other than income	352	(55)		297
Energy-related businesses	484	(436	)(f)	48

Total Operating Expenses	9,106	(4,478)		4,628

Operating Income	3,026	(782)		2,244
Other Income (Expense)-net	(39)	(21)		(60)
Other-Than-Temporary Impairments	27			27
Interest Expense	951	(212	)(g)	739

Income from Continuing Operations Before Income Taxes	2,009	(591)		1,418
Income Taxes	518	(241	)(d)(f)(g)	277

Income from Continuing Operations After Income Taxes	1,491	(350)		1,141
Income from Continuing Operations After Income Taxes Attributable to Noncontrolling Interests	5	(1)		4

Income from Continuing Operations After Income Taxes Attributable to PPL Shareowners	$1,486	$(349)		$1,137

Pro Forma Earnings Per Share:
Income from Continuing Operations After Income Taxes Available to PPL Common Shareowners:
Basic	$2.55			$1.95
Diluted	$2.54			$1.94

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	580,276			580,276
Diluted	581,626			581,626

See accompanying Unaudited Notes to Pro Forma Condensed Consolidated Financial Information.

Unaudited Notes to Pro Forma Condensed Consolidated Financial Information

(Millions of Dollars, except share data)

Note 1. Basis of Pro Forma Presentation

The pro forma financial information has been derived from the historical consolidated financial statements of PPL (the “historical financial statements”).

The pro forma statements of income for the years ended December 31, 2014, 2013 and 2012 give effect to the spinoff of PPL Energy Supply as if it was completed on January 1, 2014. The pro forma balance sheet gives effect to the spinoff of PPL Energy Supply as if it was completed on December 31, 2014.

The historical financial statements have been adjusted in the pro forma financial information to give effect to pro forma events that are: (i) directly attributable to the spinoff; (ii) factually supportable; and (iii) with respect to the statements of income for 2014, expected to have a continuing impact on results. The pro forma statements of income for the years ended December 31, 2013 and 2012 have been presented excluding the operating results of PPL Energy Supply, which have been reclassified as discontinued operations under ASC 205-20. The pro forma financial information: (a) excludes the results of operations of PPL Energy Supply, including, for the periods 2013 and 2012, interest allocated by PPL to its Supply segment, from the pro forma statements of income; (b) excludes the assets and liabilities of PPL Energy Supply, including goodwill allocated by PPL to its Supply segment, from the pro forma balance sheets; (c) adjusts for certain assets and liabilities that either are being reallocated between PPL and PPL Energy Supply or that are required to be settled as required by the spinoff related agreements; (d) includes adjustments to certain revenue and expenses associated with affiliated transactions, previously eliminated in PPL’s consolidated statements of income, that will no longer be eliminated after the spinoff; (e) excludes certain expenses recorded by PPL in 2014 for third party transaction costs and adjustments to valuation allowances on deferred tax assets directly attributable to the spinoff, and (f) includes adjustments to allocate income tax expense between continuing and discontinued operations.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes.

Note 2. Pro Forma Adjustments

Adjustments - Pro Forma Condensed Consolidated Balance Sheet

(a)	Amounts represent adjustments to reflect a distribution to PPL shareholders of the assets and liabilities of PPL Energy Supply, including goodwill allocated by PPL to its Supply segment, except as otherwise indicated in the following notes.

(b)	Includes adjustments to certain assets and liabilities associated with income taxes (to reflect settlement with a non-affiliate subsequent to the spinoff), pension and post-retirement benefits (to reflect separation of the plan obligations and allocation of plan assets as required by ERISA), other items as required by the spinoff agreements and related deferred taxes. The following table presents the composition of those items:

Balance Sheet Line Item	Debit (Credit)
Accounts receivable	$57
Prepayments	58
Deferred income taxes (assets)	(12)
Other current assets	8
Property, plant and equipment	(15)
Taxes	(6)
Other current liabilities	(110)
Deferred income taxes (liabilities)	14
Accrued pension obligations	49
Other deferred credits and noncurrent liabilities	(35)
Equity	(8)

Adjustments - Pro Forma Condensed Consolidated Statements of Income

(c)	Amounts represent adjustments to exclude the results of operations of PPL Energy Supply from the pro forma statements of income, except as indicated in the following notes.

(d)	Includes adjustments to certain revenue and expenses associated with historical affiliate transactions between PPL Energy Supply subsidiaries and PPL subsidiaries, previously eliminated in PPL’s consolidated statements of income, that are expected to continue and will no longer be eliminated after the spinoff (including related income taxes).

Income Statement Line Item Debit (Credit)	2014	2013	2012
Utility revenue	$(3)	$(3)	$(3)
Energy purchases	84	51	78
Other operation and maintenance	1	7	1
Income Taxes	(34)	(23)	(32)

(e)	Includes adjustments to remove certain expenses recorded in 2014 that were incurred and directly associated with the spinoff transaction (including related income taxes).

Income Statement Line Item	Debit (Credit)
Other Income (Expense)-Net	$(19)	Remove third party investment bank advisory, legal and accounting fees incurred to facilitate the spinoff.
Income Taxes	7	Adjust income taxes for above transaction.
Income Taxes	(50)	Remove an adjustment to increase valuation allowances on deferred tax assets primarily for state net operating loss carryforwards that were previously supported by the future earnings of PPL Energy Supply.

(f)	Primarily includes adjustments to certain direct expenses associated with PPL’s Supply segment and adjustments to allocate income tax expense between continuing and discontinued operations in accordance with ASC 740-270-45.

Income Statement Line Item Debit (Credit)	2014	2013	2012
Other operation and maintenance			$(17)
Energy-related businesses expense			(5)
Income Taxes	$(1)	$19	(21)

(g)	Includes an adjustment to decrease Interest Expense by $57 million for the year ended December 31, 2013 and $54 million for the year ended December 31, 2012, which reflects the additional amount of PPL interest expense allocated to its Supply segment and to discontinued operations related to debt directly attributed to the Supply segment in accordance with ASC 205-20. These adjustments resulted in an associated increase in Income Taxes of $23 million for the year ended December 31, 2013 and $22 million for the year ended 2012.

Note 3. Items Excluded from the Unaudited Pro Forma Financial Information and Unusual Items Included in the Unaudited Pro Forma Financial Information

The unaudited pro forma financial information does not reflect:

(a)	The additional $33 million to $43 million (pre-tax) of third party transaction and transition costs that are expected to be incurred and recognized related to the spinoff transaction.

(b)	Any adjustments to historical corporate cost allocations. Throughout the periods covered by the pro forma financial information, the operations of PPL Energy Supply’s business were conducted and accounted for as part of PPL. As a result, the PPL Energy Supply historical financial statements reflect significant allocations of corporate costs and expenses. All of the allocation and estimates in these historical financial statements are based on assumptions that the management of PPL believes are reasonable. Management also believes these historical allocated costs are representative of the costs associated with corporate services employees transferred to PPL Energy Supply in 2015 related to the anticipated spinoff and corporate service costs to be billed by PPL to PPL Energy Supply under transition services agreements.

The unaudited pro forma financial information includes the following items:

(a)	Other operation and maintenance includes $20 million ($13 million after-tax) of employee separation expenses that resulted from the need to resize and restructure PPL after the announcement of the spinoff and $8 million ($5 million after-tax) of consulting and other third party transition costs incurred to ready the new Talen Energy organization and to reconfigure the remaining PPL service functions in 2014. In addition, Other operation and maintenance includes separation benefits unrelated to this transaction of $3 million ($2 million after-tax) in 2014, $5 million ($4 million after-tax) in 2013 and $15 million ($11 million after-tax) in 2012.

(b)	Other Income (Expense)-net includes unrealized gains on foreign currency-related economic hedges of $195 million ($127 million after-tax) in 2014, and unrealized losses on foreign currency-related economic hedges of $44 million ($29 million after-tax) in 2013 and $51 million ($33 million after-tax) in 2012.

(c)	Utility revenues were decreased by $65 million ($52 million after-tax) in 2014, $45 million ($35 million after-tax) in 2013 and increased by $97 million ($74 million after-tax) in 2012 as a result of changes to WPD’s line loss accrual.

(d)	Income Taxes were reduced by $84 million in 2013 and by $75 million in 2012 as a result of changes in the U.K. income tax rate. Income Taxes were also reduced in 2013 by $43 million as a result of a Supreme Court ruling on Windfall Profits Tax litigation.

(e)	2013’s results included $10 million of acquisition related expenses ($8 million after-tax) which were recorded on several income statement line items, and 2012’s results included $6 million (after-tax) of acquisition related expenses that were recorded to Income Taxes and Other operation and maintenance.

(f)	Other-Than-Temporary Impairments included a $25 million ($15 million after-tax) impairment of an equity method investment in 2012.

(g)	Interest Expense of $57 million ($34 million after-tax) in 2014 that will be allocated to discontinued operations for historical income statement presentation purposes but is associated with debt that will remain at PPL.